Exhibit 23.2

PetroTechnical Services
Division of Schlumberger Technology Corporation
4600 J Barry Court
Suite 200
Canonsburg, PA 15317 USA
Tel: 724-416-9700
Fax: 724-416-9705

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
PetroTechnical Services Division of Schlumberger Technology Corporation consents to: (i) the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Quicksilver Resources Inc. (the “Company”) for the year ended 31 December 2014 (the “Annual Report”); (ii) the use in the Annual Report of information contained in our reports setting forth the estimate of net revenue from the Company’s proved oil and gas reserves as of 31 December 2014, 2013 and 2012 and our summary report filed as Exhibit 99.1 to the Annual Report; and (iii) the incorporation by reference into the Company’s Registration Statement Nos. 333-161235, 333-116180, 333-134430 and 333-194622 on Form S-8 of all references to our firm including the information and summary report referenced in (ii) above.

PetroTechnical Services
Division of Schlumberger Technology Corporation
By:
Charles M. Boyer II, PG, CPG
Northeast Basin Business Manager
Advisor - Unconventional Reservoirs

30 March 2015